UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

FUEL CORPORATION OF AMERICA
(Exact name of registrant as specified in charter)

Nevada	000-09283	88-0299716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27201 Puerta Real, Suite 350, Mission Viejo, California 92691
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

1608 W. 2225 South, Woods Cross, Utah 84087
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 15, 2005, Fuel Corporation of America (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”), with FCA Acquisition Corp., its wholly owned subsidiary (“the FCA Sub”), and flexSCAN, Inc. (“Flexscan”), previously disclosed in the Company’s current report on Form 8-K filed on July 19, 2005. On August 12, 2005, the merger closed and pursuant to the Agreement, FCA Sub merged with and into Flexscan and the combined entity became a wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company issued a convertible promissory note (the “Promissory Note”) to Tryant, LLC, a principal stockholder of the Company, in the principal amount of $225,000. $175,000 is due on the earlier of a second traunche of financing or September 30, 2005 and the remainder is due on the earlier of a third traunche of financing or December 31, 2005. In the event of default, the note would bear interest at 10% per annum and would be convertible into common stock of the Company at a conversion price of $0.1125 per share. In addition, the Company issued a warrant to Tryant, LLC for the purchase of 2,000,000 shares of common stock at an exercise price of $0.01 per share. The warrant will vest as to 1,555,556 shares of common stock in the event the Company does not make a timely payment of $175,000 by September 30, 2005 pursuant to the Promissory Note. The remaining 444,444 shares would vest in the event the Company does make a timely payment of $50,000 by December 31, 2005 pursuant to the Promissory Note.

As a result of the Merger, the Company issued 30,671,207 shares of its common stock to holders of Flexscan common stock (“Flexscan Shareholders”). Approximately 92.6% of the Company’s issued and outstanding common stock will be owned or exercisable by the Flexscan Shareholders and the remainder will be held by the Company’s current stockholders. It is anticipated that the Company will (i) change its name from Fuel Corporation of America to flexSCAN, Inc., (ii) re-domesticate from Nevada to Delaware and (iii) increase its authorized common stock and preferred stock to 100,000,000 and 5,000,000 shares, respectively, by merging into a newly formed wholly-owned subsidiary.

Item 4.01. Changes in Registrant's Certifying Accountant.

On August 12, 2005, as a result of the acquisition of Flexscan, the Company, pursuant to approval by its Board of Directors, dismissed MantylaMcReynolds, LLC as its registered independent public accounting firm. From April 21, 2005, the date of their appointment, through the date of their dismissal on August 12, 2005, there were no disagreements between the Company and MantylaMcReynolds, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of MantylaMcReynolds, LLC would have caused them to make reference to the matter in its reports on the Company’s financial statements.

The Company provided MantylaMcReynolds, LLC  with a copy of this Current Report on Form 8-K on August 15, 2005, prior to its filing with the SEC, and requested that they furnish the Company with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by MantylaMcReynolds, LLC, dated August 15, 2005, is attached to this Form 8-K as Exhibit 16.1.

On August 12, 2005, the Company engaged Corbin & Company, LLP as its independent registered public accounting firm. The Company’s board of directors has approved the appointment of Corbin & Company, LLP as the Company’s new independent registered public accounting firm.

Prior to engaging Corbin & Company, LLP the Company did not consult with them regarding either:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered in the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Corbin & Company, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B

Item 5.01. Changes in Control of Registrant

See Item 2.01 above for a description of the material terms of the Agreement under which a change of control of the Company occurred. Exhibit 99.1 of this Report is a descriptive memorandum of Flexscan and its business.

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, or Appointment of Principal Officers

(b) Jeffrey D. Jenson, the Company’s President and Chairman of the Board, Victoria Jenson, Vice President and Director and Wendy Moler-Lewis, Secretary, Treasurer and Director resigned their respective positions with the Company effective August 12, 2005 in accordance with the Agreement.

(c) and (d) The newly appointed principal officers and directors of the Company are listed below:

Name	Position Held with our Company	Age	Date First Elected or Appointed

Thomas Banks	Chief Executive Officer and Chairman	52	August 12, 2005

Michael Reynolds	Chief Operating Officer and Director	41	August 12, 2005

Heidi A. Patterson	Director	52	August 12, 2005

David W. Wilson	Director	57	August 12, 2005

Terry M. Giles	Director	57	August 12, 2005

Gary Geil, M.D.	Director	49	August 12, 2005

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Thomas Banks co-founded flexSCAN in 2001, and has served as its Chairman and Chief Executive Officer since its inception. Prior to co-founding flexSCAN, Mr. Banks founded guideSMART.com in 1997, an Internet portal and business-to- business Web-community and application-service provider employing a franchise-distribution model. Before founding guideSMART, Mr. Banks founded Santiago Data Systems, Inc., which specialized in the development, sales, and marketing of healthcare-practice-management software, and served as its CEO from February 1980 until March 1997. Prior to founding Santiago Data

Systems, Mr. Banks was with the Radio Shack division of Tandy Corporation, where he was integral in the training and coordinating of the company's Computer Center retail operations in Southern California, Nevada and Arizona from 1977-1980.

Michael Reynolds co-founded flexSCAN in 2001, and has served as its Chief Operations Officer since its inception. Prior to co-founding flexSCAN, Mr. Reynolds was the COO of guideSMART.com, an Internet Portal (from 2000 to 2001) and before that, Senior Vice President of Villageworld.com, a publicly traded Internet service provider, from 1998 to 2000. Mr. Reynolds is a fifteen-year veteran of the franchising industry. Mr. Reynolds is a graduate of the University of California at Los Angeles and holds a Corporate MBA from Henley University, a division of Oxford, in the United Kingdom. Mr. Reynolds is currently pursuing a Masters degree in Project Management from Villanova University.

Heidi A. Patterson served as the Chief Executive Officer of the Pacific Northwest Region of the American Red Cross from 1994 through 1999 and as the National Director of the Red Cross Umbilical Cord Blood Banking program until August 2002. Since 2002, Ms. Patterson has served as CEO of HAP International, Inc. a private investment firm based in Trout Lake, Washington. Ms. Patterson holds degrees in both Biology and Medical Technology.

David W. Wilson has been the owner and President of Wilson Automotive Group since 1985. Mr. Wilson has been involved in the automobile industry for over 30 years. Mr. Wilson is a member of the Board of Trustees of Chapman University and of the Board of Directors of the Orange County Council of the Boy Scouts of America, for which he also serves and as the Chairman of their annual golf tournament, raising nearly $200,000 annually for Scouting. Additionally, Mr. Wilson also serves on the Board of Directors of the Orangewood Children's Foundation for which he has raised over $500,000.

Terry M. Giles has owned over 30 companies, in industries ranging from banking, automobile dealerships, manufacturing, entertainment, property development, restaurants, to intellectual property. Mr. Giles has been Chairman and director of Landmark Education Corporation from 2000-2005. Since 2000, Mr. Giles has also been owner of Giles Enterprises, an investments firm based in Houston, Texas; a principal in Giles & O'Malley, a law firm also based in Houston, Texas; a director for Pacific Biometrics, Inc.; and a director of Kast Telecom. Mr. Giles is member of the Board of Regents of Pepperdine University and serves on the Council of Overseers of Jesse H. Jones Graduate School of Management of Rice University. Mr. Giles is a member of the Horatio Alger Association of Distinguished Americans and serves on its Board of Directors and as a member of the National Cabinet of Guideposts, a magazine founded by Norman Vincent Peale.

Gary Geil, MD is a board certified radiologist practicing in Orange County, California. Prior to entering private practice in 1996, Dr. Geil was a faculty member of the Department of Radiological Sciences at UC Irvine and more recently Medical Director of Voxel, a high tech medical imaging start-up company. Dr. Geil received his undergraduate BA and BS degrees from UC Irvine and his Medical Degree from Loyola University of Chicago, Stritch School of Medicine. Dr. Geil is a member of the American College of Radiology and the Radiological Society of North America.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Financial statements that may be required by this item are not included in this report and will be filed by amendment within 60 days of the date of the filing of this report.

(c)  Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and among Fuel Corporation of America, flexSCAN, Inc. and FCA Acquisition Corp., dated as of July 15, 2005 (previously filed as exhibit 2.1 to Form 8-K, filed on July 19, 2005 and incorporated herein by reference)

4.1	flexSCAN, Inc. 2005 Equity Compensation Incentive Plan
4.2	Convertible Promissory Note of Fuel Corporation of America dated August 12, 2005
4.3	Common Stock Warrant of Fuel Corporation of America dated August 12, 2005
4.4	Convertible Debenture of FlexSCAN, Inc. dated August 3, 2005
10.1	Lock-Up/Leak-Out and Registration Rights Agreement between Fuel Corporation of America and Tryant LLC dated August 12, 2005
10.2	Indemnity Agreement among Fuel Corporation of America, Tryant, LLC and flexSCAN, Inc. dated as of August 12, 2005
16.1	Letter from MantylaMcReynolds, LLC, dated August 15, 2005.
99.1	Descriptive Memorandum of flexSCAN, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL CORPORATION OF AMERICA

Date: August 18, 2005	/s/ Thomas Banks

Thomas Banks Chief Executive Officer